UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Akmerkez B Blok Kat 6 Nispetiye Caddesi 34330 Etiler, Istanbul, Turkey	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +90 212 317 25 00

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2012, the Board of Directors (the “Board”) of TransAtlantic Petroleum Ltd. (the “Company”) appointed Charles J. Campise to serve as a director, effective immediately. In connection with his appointment, Mr. Campise was also appointed as chairman of the Company’s Audit Committee. Mel G. Riggs, the former chairman of the Audit Committee, will remain a member of the Audit Committee. In addition, Mr. Campise was appointed to the Corporate Governance Committee.

As a director, Mr. Campise will receive an annual fee for his service on the Board, one-half of which is paid in cash and one-half of which is paid in the form of restricted stock units issued under the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan, in a manner consistent with the Company’s other non-employee directors. Mr. Campise will also receive an additional annual fee of $25,000 in cash for his service as chairman of the Audit Committee. There are no arrangements or understandings between Mr. Campise and any other persons pursuant to which he was selected as a director. In addition, there are no transactions between the Company and Mr. Campise or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2012, the Company held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to (i) elect five directors to the Board, each to serve for a term of one-year or until their respective successors are elected and qualified (“Proposal 1”) and (ii) appoint KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012 and to authorize the Company’s Audit Committee to determine their remuneration (“Proposal 2”). For more information about the foregoing proposals, see the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2012, the relevant portions of which are incorporated herein by reference.

The table below shows the final results of the voting at the Annual Meeting:

	Votes Cast in Favor	Votes Cast Against	Votes Withheld	Broker Non-Votes
Proposal 1
N. Malone Mitchell, 3rd	205,333,655	724,733	1,282,105	82,041,574
Bob G. Alexander	205,893,405	1,145,398	301,690	82,041,574
Brian E. Bayley	204,365,154	1,109,841	1,865,498	82,041,574
Mel G. Riggs	204,393,307	1,101,026	1,846,160	82,041,574
Michael D. Winn	204,369,692	1,120,591	1,850,210	82,041,574

	Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
Proposal 2	287,441,985	1,316,626	623,456	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2012
TRANSATLANTIC PETROLEUM LTD.

	By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary